UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011

Marketing Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.      Changes in Registrant’s Certifying Accountant

RBSM LLP (“RBSM”) was engaged on November 28, 2011 as the Company’s independent registered public accounting firm. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.  The address of RBSM is 5 W 37th Street, 9th Floor, New York, NY 10018-5315.  Tel. 212.868.3669 and Fax 212.868.3498.  Prior to engaging RBSM, the Company did not consult with RBSM regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by RBSM on the Company’s financial statements, and RBSM did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.  Previously, RBSM served as the Company’s independent registered public accounting firm for the fiscal years ended September 30, 2009 and 2008.

The Company notified Marcum LLP, (“Marcum”) of the dismissal on November 29, 2011.  Except as noted below, the report of Marcum on the Company’s consolidated financial statements for the year ended September 30, 2010 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope or accounting principle.

The report of the Marcum on the Company’s consolidated financial statements as of and for the year ended September 30, 2010, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had generated negative cash outflows from operating activities, experienced recurring net operating losses, and is dependent on securing additional equity and debt financing to support its business efforts.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the year ended September 30, 2010 and the subsequent period through November 29, 2011, the Company has not had any disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Marcum’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years. Except for certain material weaknesses in internal controls identified by the Company as described in Item 4 of its Forms 10-Q for the fiscal quarters ended December 31, 2010, March 31, 2011 and June 30, 2011 and in Item 9A of its Annual Report on Form 10-K for the fiscal year ended September 30, 2010, there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated December 5, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

16.1        Letter from Marcum LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2011	Marketing Worldwide Corporation

	/s/	Charles Pinkerton
Charles Pinkerton
President